EXHIBIT 3.3

CERTIFICATE OF TRUST OF
CATERPILLAR FINANCIAL ASSET TRUST 2008-A

THIS Certificate of Trust of Caterpillar Financial Asset Trust 2008-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

Name.  The name of the statutory trust formed by this Certificate of Trust is Caterpillar Financial Asset Trust 2008-A.

Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are BNYM (Delaware), White Clay Center, Route 273, Newark, Delaware 19711 Attention: Corporate Trust Administration.

Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                                                      BNYM (DELAWARE), not in its individual capacity but solely as Trustee

                                                                      By:_/s/ Kristine K. Gullo_________________
                                                                      Name:  Kristine K. Gullo
                                                                      Title: Vice President